                                                                      Exhibit 10




               Consent of Independent Certified Public Accountants




Board of Directors
The Travelers Life and Annuity Company:

We consent to the use of our reports included herein and to the reference to our firm as experts under the heading "Independent Accountants."


/s/KPMG LLP


Hartford, Connecticut
April 10, 2001